UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2018

DIFFUSION PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24477	30-0645032
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1317 Carlton Avenue, Suite 200 Charlottesville, Virginia	22902
(Address of principal executive offices)	(Zip Code)

(434) 220-0718

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01— Entry into a Material Definitive Agreement

Underwriting Agreement

On January 18, 2018, Diffusion Pharmaceuticals Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”), relating to an underwritten public offering of an aggregate of 15,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), together with warrants to purchase up to 15,000,000 shares of Common Stock, at a public offering price of $0.80 per share and associated warrant. Under the terms of the Underwriting Agreement, the Company granted the underwriter a 30-day option to purchase up to 2,250,000 additional shares of Common Stock and/or additional warrants to purchase up to 2,250,000 shares of Common Stock, at the public offering price, less the underwriting discounts and commissions. The warrants have an exercise price of $0.80 per share and a term of five years from the date of issuance.

The net proceeds to the Company from the offering are expected to be approximately $10.6 million, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company. All of the shares in the offering are being sold by the Company.

The offering is being made pursuant to the Company’s effective registration statement on Form S-1 (Registration No. 333-222203) previously filed with and declared effective by the Securities and Exchange Commission and a preliminary and final prospectus thereunder. The Company expects that the closing of the offering will take place on or about January 22, 2018, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains representations, warranties and covenants of the Company that are customary for transactions of this type and customary conditions to closing. Additionally, the Company has agreed to provide the Underwriter with customary indemnification rights under the Underwriting Agreement. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K and is incorporated herein by reference.

Item 8.01.     Other Events.

On January 18, 2018, the Company issued a press release announcing that the Company had priced the offering of the common stock and warrants. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01      Financial Statements and Exhibits.

     (d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated January 18, 2018, by and between Diffusion Pharmaceuticals Inc. and H.C. Wainwright & Co., LLC
4.1	Form of Warrant
99.1	Press Release dated January 18, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2018	DIFFUSION PHARMACEUTICALS INC.

	By:	/s/ David G. Kalergis
Name: David G. Kalergis Title: Chief Executive Officer